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                                                                   Exhibit 23(b)

Deloitte & Touche
----------------------------    ------------------------------------------------
[LOGO OF DELOITTE & TOUCHE]     Deloitte & Touche LLP
                                1750 Tysons Boulevard
                                McLean, Virginia 22102-4219

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NCRIC Group, Inc. on Form S-8 of our reports for NCRIC Group, Inc. and Subsidiaries dated February 4, 1999 and for the Management Services of Healthcare Consulting, Inc., HCI Ventures, LLC, and Employee Benefit Services, Inc. dated January 12, 1999, respectively, appearing in the Prospectus of NCRIC Group, Inc. (File No. 333-69537) dated May 10, 1999.



/s/ Deloitte & Touche LLP

Washington, D.C.
December 23, 1999